EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Reliant Holdings, Inc. (the “Company”) on Form S-8 (File No. 333-258392), of our report dated March 31, 2022, with respect our audits of the consolidated financial statements of the Company, as of December 31, 2021 and 2020, and for the years then ended, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PWR CPA, LLP

PWR CPA, LLP

Houston, Texas

April 12, 2022